UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 29, 2020
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COVANTA HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)
 ________________________________________________________

Delaware	1-06732		95-6021257
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

445 South Street	Morristown	New Jersey	7960
(Address of principal executive offices)			(Zip Code)
(862) 345-5000
(Registrant’s telephone number, including area code)
________________________________________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	CVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Appointment of Certain Officers; Election of Directors; Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Stephen J. Jones as Chief Executive Officer; Appointment of Michael W. Ranger as President and Chief Executive Officer.

Stephen J. Jones has stepped down as the Chief Executive Officer of Covanta Holding Corporation (together with its subsidiaries, the “Company”) and resigned as a member of the Board of Directors of the Company, effective as of October 29, 2020.

On October 29, 2020, the Board of Directors of the Company appointed Michael Ranger, currently a member of the Board of Directors, to the position of President and Chief Executive Officer, effective as of October 29, 2020. Upon his appointment as President and Chief Executive Officer, Mr. Ranger stepped down from his position as Chair of the Company’s Audit Committee.

Mr. Ranger was appointed to the Board in September 2016 and has served as Chair of the Audit Committee and a member of the Finance Committee. From 2004 until 2020, Mr. Ranger served as co-founder and senior managing director of Diamond Castle Holdings, LLC, a private equity investment firm focusing on energy and power, healthcare, financial services and other diversified industries. Before founding Diamond Castle Holdings in 2004, he was co-chairman of DLJ Merchant Banking Global Energy Partners. Previously, he was an investment banker in the energy and power sector for 20 years, most recently as head of the Domestic Power Group at Credit-Suisse First Boston from 2000 to 2001 and prior to that as group head of Global Energy & Power at DLJ from 1990 to 2000. Before joining Donaldson, Lufkin & Jenrette, he was a senior vice president in the Energy & Utility Group at Drexel Burnham Lambert and was a member of the Utility Banking Group at Bankers Trust. Mr. Ranger is a former member of the board of directors of TXU Corp., American Ref-Fuel, Inc., Catamount Energy Corporation, Bonte Media Group, Beacon Behavioral Health and KDC Solar, LLC and is currently lead independent director on the board at Consolidated Edison, Inc.

Mr. Ranger's extensive experience in investment and finance, including board positions at both public and private companies in the waste-to-energy and broader energy sectors, bring valuable insight and perspective to the Board and management with respect to growth strategies, energy markets, and governance and makes him well-suited to serve as President and Chief Executive Officer.

Mr. Ranger does not have any family relationships with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Appointment of Derek Veenhof as Executive Vice President and Chief Operating Officer.

On October 29, 2020, the Board of Directors of the Company appointed Derek Veenhof as Executive Vice President and Chief Operating Officer, effective immediately. Derek W. Veenhof has served as our Executive Vice President, Asset Management, since November 2013.

Compensation Arrangements and Adjustments to Compensation Arrangements for Certain Named Executive Officers; Stock Option Grants to Certain Named Executive Officers.

On October 29, 2020, in connection with his appointment as President and Chief Executive Officer, the Board approved an annual base salary for Mr. Ranger of $1.00, and awarded him 1,000,000 options to purchase shares of the Company’s common stock (“Stock Options”) under the 2014 Equity Award Plan for Employees and Officers (the “Plan”) at an exercise price equal to the closing price of our common stock on the grant date. In connection with Mr. Veenhof’s expanded responsibilities, Mr. Veenhof’s annual base compensation was increased to $500,000, his non-equity incentive compensation target for 2020 was increased from 70% to 80% of his base salary and he was awarded 250,000 Stock Options.

In addition, on October 29, 2020, the Board also granted Stock Options under the Plan to the following named executive officers of the Company:

Bradford J. Helgeson: 250,000

Timothy J. Simpson: 200,000

Such options will vest and become exercisable into shares of common stock on a pro rata basis over a period of three years with vesting on October 29, 2021, October 29, 2022 and October 29, 2023, based upon the continued employment of such individuals, except as otherwise expressly provided in applicable stock option agreements, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On October 29, 2020, the Company issued a press release announcing, among other things, matters reference in Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Non-Qualified Stock Option Agreement

99.1	Press Release, dated October 29, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 29, 2020

COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Timothy J. Simpson
Name:	Timothy J. Simpson
Title:	Executive Vice President, Chief Administrative Officer

COVANTA HOLDING CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Non-Qualified Stock Option Agreement

99.1	Press Release, dated October 29, 2020

104	Cover Page Interactive Data File - (formatted as Inline XBRL and contained in Exhibit 101)